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GOUVERNEUR BANCORP, INC.

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On February 3, 2025, Gouverneur Bancorp, Inc. issued the following press release.

GOUVERNEUR BANCORP, INC. ANNOUNCES LEADING

PROXY ADVISORY FIRMS, ISS AND GLASS LEWIS,

HAVE RECOMMENDED THAT STOCKHOLDERS VOTE “FOR” THE

GOUVERNEUR BANCORP, INC. 2025 EQUITY INCENTIVE PLAN

Gouverneur, New York, February 3, 2025 — Gouverneur Bancorp, Inc. (OTCQB Marketplace: GOVB) (the “Company”), the holding company for Gouverneur Savings and Loan Association, announced today that the two leading proxy advisory firms, Institutional Shareholder Services, Inc. (“ISS”) and Glass Lewis & Co. (“Glass Lewis”), have both recommended that Company stockholders vote “FOR” the Gouverneur Bancorp, Inc. 2025 Equity Incentive Plan at the Company’s annual meeting of stockholders to be held on February 10, 2025.

“We are pleased that ISS and Glass Lewis have both recommended that our stockholders vote in favor of the equity incentive plan at our upcoming annual meeting,” said Robert W. Barlow, President and Chief Executive Officer. “Our Board of Directors believes that the approval of the plan will provide the Company with the ability to retain, reward, attract and incentivize employees and directors in order to promote growth, improve performance and further align their interests with those of the stockholders of the Company.”

Annual Meeting of Stockholders

The Company’s annual meeting of stockholders will be held at the Company’s office located at 20 John Street, Gouverneur, New York 13642 on Monday, February 10, 2025 at 10:00 a.m., local time.

Stockholders are encouraged to read the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on January 2, 2025 for additional information.

About Gouverneur Bancorp, Inc.

Gouverneur Bancorp, Inc. is the holding company for Gouverneur Savings and Loan Association, which is a New York chartered savings and loan association founded in 1892 that offers deposit and loan services for businesses, families and individuals. At December 31, 2024, the Company had total assets of $196.8 million, total deposits of $159.7 million and total stockholders’ equity of $31.7 million.

Forward-Looking Statements

This press release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions, including those with respect to the Company’s upcoming annual meeting of stockholders, the approval and implementation of the Gouverneur Bancorp, Inc. 2025 Equity Incentive Plan and the other benefits associated with the proposed equity incentive plan. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, among others, the following: the ability to successfully integrate acquired entities and realize expected cost savings associated with completed mergers and acquisitions; changes in interest rates; national and regional economic conditions; legislative and regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the size, quality and composition of the loan or investment portfolios; demand for loan products; deposit flows and our ability to effectively manage liquidity; competition; demand for financial services in our market area; changes in real estate market values in our market area; changes in relevant accounting principles and guidelines; and our ability to attract and retain key employees. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.